EXHIBIT 11

                         EARNINGS PER SHARE COMPUTATIONS

The table below details the number of common shares and common stock equivalents used in the computation of primary and fully diluted earnings per share

                                                                       THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                            JUNE 30,                          JUNE 30,
                                                                       1998           1999              1998           1999
                                                                       ----           ----              ----           ----
Basic:
  Weighted average common shares outstanding
    used in computing basic earnings per share                      4,904,663      4,939,652         4,904,663       4,930,462
                                                                  ===========================      ============================
Basic Earnings Per Share                                                             $  0.17                           $  0.31
                                                                                 ============                      ============
Diluted:
  Weighted average common and common equivalent
    shares outstanding                                              4,904,663      4,939,652         4,904,663       4,930,462
  Effect of shares issuable under stock plans
    using the treasury method                                          52,040        194,498            35,499         178,833
  Effect of shares contingently issuable under warrants
    issued with the 8% subordinated debentures using
    the treasury stock method                                           6,677          4,174             3,320          11,693
  Effect of shares contingently issuable under warrants
    issued with the Initial Public Offering (IPO) using
    the treasury stock method                                                         10,436
                                                                  ===========================      ============================
  Shares used in computing diluted earnings per share               4,963,380      5,148,760         4,943,482       5,120,988
                                                                  ===========================      ============================
Diluted Earnings Per Share                                                           $  0.16                           $  0.30
                                                                                 ============                      ============
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